UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 1-A REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 LAKESIDE SERENITY RESORTS INC. (Exact name of registrant as specified in its charter) State of Incorporation: New Jersey I.R.S. Employer Identification Number: 39-2265591 Primary Standard Industrial Classification Code Number: 7011 Principal Executive Office: 340 Route 94 Fredon Township, New Jersey 07860 Telephone: 917-232-5799 Chief Executive Officer: Xiaowei Jin OFFERING SUMMARY Securities Offered: Up to 11,000,000 Shares of Class A Common Stock Offering Price: $0.10 per Share Total Offering Amount: Up to $1,100,000 Minimum Offering Amount: None (Best Efforts) Dated: April 23, 2026 Expiration Date: April 23, 2027 THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. INVESTMENT IN THE SECURITIES OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD BE PREPARED TO BEAR THE COMPLETE LOSS OF THEIR INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS OFFERING CIRCULAR. This Offering Circular is following the offering circular model of Part II of Form 1-A. The Company is not currently a reporting company under the Securities Exchange Act of 1934, as amended. Shares of our Class A Common Stock are not traded on any national securities exchange or on the over-the-counter markets. There is no guarantee that a public market for our securities will ever develop. TABLE OF CONTENTS Item 1 Cover Page Item 2 Summary Item 3 Risk Factors Item 4 Summary of Offering Item 5 Determination of Offering Price Item 6 Use of Proceeds Item 7 Dilution Item 8 Description of Business Item 9 Security Ownership of Management and Certain Securityholders Item 10 Securities Being Offered Item 11 Management's Discussion and Analysis of Financial Condition and Results of Operations Item 12 Executive Compensation Item 13 Other Expenses of Issuance and Distribution Item 14 Financial Statements Exhibits Exhibit 4.1 - Subscription Agreement Signature Pages Item 1 - Cover Page Issuer: Lakeside Serenity Resorts Inc. Address: 340 Route 94, Fredon Township, New Jersey 07860 Telephone: 917-232-5799 I.R.S. Employer Identification Number: 39-2265591 Type of Security: Class A Common Stock Number of Securities Offered: 11,000,000 Shares Price per Share: $0.10 Offering Amount: Up to $1,100,000 THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. INVESTMENT IN THE SECURITIES OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3. Item 2 - Summary Lakeside Serenity Resorts Inc. (the "Company") is a development-stage corporation incorporated in the State of New Jersey on May 21, 2025. The Company is engaged in the planned development of a hospitality and real estate redevelopment project located at 340 Route 94, Fredon Township, New Jersey. The Company has not generated any revenue since inception and has limited operating history. Its activities to date have been limited to property acquisition, preliminary planning, corporate formation, and preparation for this Regulation A offering. The Company's primary asset is a 5.5-acre lakefront property located in Fredon Township, New Jersey. The Company intends to develop the property into a premium hospitality-based operation, featuring luxury lodging and wellness facilities. This development remains subject to obtaining sufficient financing, local zoning approvals, environmental permits from the New Jersey Department of Environmental Protection (NJDEP), and the successful completion of construction. The Company is offering up to 11,000,000 shares of Class A Common Stock in this Regulation A offering at an initial offering price of $0.10 per share. The Company intends to use the net proceeds from this offering for development-related expenses, including regulatory permitting, site preparation, structural renovation, and general working capital. There is no assurance that the Company will be successful in implementing its business plan, obtaining financing, or completing development of the project. An investment in the Company's securities involves a high degree of risk. Investors should carefully review the "Risk Factors" section of this Offering Circular before making an investment decision. Item 3 - Risk Factors Investing in Lakeside Serenity Resorts Inc.'s Class A Common Stock involves a high degree of risk. Prospective investors should be able to bear a complete loss of their investment. The risks described below are not exhaustive, and additional risks may arise in the future. I. RISKS RELATED TO OUR FINANCIAL CONDITION 1. Development Stage and Going Concern Risk Lakeside Serenity Resorts Inc. is a development-stage company with no operating history and no revenue. As of April 23, 2026, the Company had $20,380.68 in cash, which is sufficient to cover certain basic operating expenses in the near term. The Company's larger-scale renovation and development plans require significant external financing. The Company's ability to continue as a going concern and to execute its business plan depends primarily on the successful completion of this $1,100,000 Tier 1 Offering. The Company has not established a minimum offering amount, and there is no assurance that the proceeds from this offering will be sufficient to fully implement the Company's development plans. If the Company is unable to raise sufficient capital, it may be unable to fund key aspects of its business plan, which could result in delays, scaling back of development activities, or inability to proceed with construction. In such event, the Company may face material adverse effects on its operations, financial condition, and ability to continue as a going concern, including potential delay, foreclosure, or insolvency. II. RISKS RELATED TO REAL ESTATE, ZONING, AND PERMITTING 2. Conditional Use Permit Uncertainty The property is currently zoned residential/agricultural. A Conditional Use Permit (CUP) from the Fredon Township Land Use Board is required for commercial resort operations. The Board has broad discretion, and public opposition could result in lengthy hearings or litigation, potentially delaying development for years or preventing it entirely. 3. Environmental and Riparian Buffer Restrictions As a lakefront property, portions of the site fall within New Jersey Department of Environmental Protection (NJDEP) regulated riparian buffers. Disturbing soil or vegetation without requisite permits could force the Company to abandon key lakefront amenities, including docks and yoga pavilions, and could result in significant fines or remediation costs. 4. Commercial Septic and Water System Risk Converting the property for 15 guest suites and a commercial kitchen requires a high-capacity wastewater system. Soil percolation tests could fail, necessitating an advanced wastewater treatment system costing up to $250,000, which would significantly exceed the current Phase I budget. III. RISKS RELATED TO CONSTRUCTION AND HISTORIC RENOVATION 5. Hidden Defects in Historic Structures The main lodge and auxiliary barns are historic structures. Renovation may reveal latent defects such as foundation issues, wood rot, lead paint, or asbestos. Mandatory remediation or structural reinforcement could increase construction costs by 30-50%. 6. Labor and Material Shortages Northern New Jersey is experiencing inflationary pressures on construction materials and a scarcity of skilled contractors. Delays in securing labor or supplies could push the projected opening date from 2027 to 2028, increasing the pre-opening burn rate and depleting capital. IV. RISKS RELATED TO THE HOSPITALITY INDUSTRY 7. Competition from Established Resorts The Company will compete with established regional luxury and wellness resorts. These competitors have significantly larger marketing budgets, established brand recognition, and existing distribution channels. As a startup, the Company may be forced to offer deep discounts to attract guests, delaying the path to profitability. V. RISKS RELATED TO LOCATION AND INFRASTRUCTURE 8. Reliance on Local Utilities and Infrastructure The rural location of the property may experience power outages, telecommunications failures, or road maintenance issues. Furthermore, the private well system must comply with New Jersey Safe Drinking Water Act standards; any required remediation could cost $50,000 or more. 9. Local Opposition and NIMBY Sentiment Local residents may oppose increased traffic, noise, or the commercialization of the lakefront. Sustained local opposition or legal challenges could stall development for years while fixed carrying costs, such as property taxes and insurance, deplete cash reserves. VI. RISKS RELATED TO MARKETING AND BRANDING 10. Brand Recognition Challenges Establishing a new premium wellness brand is difficult and costly. If the Company's marketing budget fails to generate occupancy rates above the estimated 65% break-even threshold, the Company will face chronic operational deficits. 11. Dependence on Third-Party Booking Platforms The Company will rely on platforms like Expedia, Booking.com, and Airbnb Luxe for customer acquisition. Reliance on these platforms exposes the Company to commission fee increases, algorithm updates, or delisting, any of which could disrupt cash flow and liquidity. VII. RISKS RELATED TO SECURITIES AND THIS OFFERING 12. Best Efforts Offering Without Minimum This offering is being conducted on a "best efforts" basis with no minimum raise requirement. If only a small fraction of the offering is sold, the funds may be insufficient to even begin construction, rendering the issued shares effectively worthless as the business plan cannot be executed. 13. No Public Market and Transfer Restrictions The Class A Common Stock has no public market, and the Company does not currently intend to apply for listing on any exchange. The shares are restricted securities, and investors should be prepared to hold their investment indefinitely. 14. Broad Discretion over Use of Proceeds Management will have broad discretion in the application of the net proceeds from this offering. Unforeseen circumstances, such as emergency structural repairs or regulatory changes, may require management to reallocate funds in a manner that differs from the original expectations of investors. Item 4 - Summary of Offering The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular. Issuer: Lakeside Serenity Resorts Inc. Securities Offered: Up to 11,000,000 shares of Class A Common Stock. Offering Price: $0.10 per share. Aggregate Gross Proceeds: Up to $1,100,000. Company Overview: The Company is a development-stage real estate and hospitality company focused on the acquisition, development, and operation of a resort property located at 340 Route 94, Fredon Township, New Jersey. The Company has limited operating history and has not generated revenues to date. Use of Proceeds: The proceeds from this offering will be used primarily for property development, regulatory compliance, structural renovation and construction activities, marketing, and general corporate purposes. See "Item 6 - Use of Proceeds" for a detailed breakdown. Offering Term: This offering is being conducted on a "best efforts" basis. There is no minimum offering amount, and investors' funds will not be placed in escrow. The Company may close on proceeds from time to time as subscriptions are accepted. Risk Factors: Investing in the Company's securities involves a high degree of risk. See "Item 3 - Risk Factors" for a discussion of these risks. Item 5 - Determination of Offering Price The offering price of $0.10 per share for the Company's Class A Common Stock was determined by management based on a combination of qualitative factors, including the Company's current stage of development, anticipated capital requirements for Phase I development, and general market conditions for early-stage real estate and hospitality ventures. The Company is in the development stage and has no operating history, revenue, or earnings. Accordingly, the offering price is not based on historical earnings, projected cash flows, or comparable public company valuation multiples. In establishing the offering price, management considered the cost basis of the assets contributed to the Company, specifically the real property located at 340 Route 94, Fredon Township, New Jersey, and the estimated capital required to achieve operational milestones. Management also observed pricing practices in similar early-stage private real estate offerings within the regional market. The offering price does not represent an independent appraisal, formal valuation, or guarantee of future performance or market value of the Company's securities. Prospective investors should not rely on the offering price as an indication of future returns or the actual intrinsic value of the Company following the completion of this offering. Item 6 - Use of Proceeds The Company seeks to raise up to $1,100,000 in gross proceeds in this offering. The net proceeds are expected to be used over the first 18-24 months following the commencement of the offering for the development of the Company's real property located at 340 Route 94, Fredon Township, New Jersey, including pre-development, permitting, and initial construction-related activities, as well as general corporate and operational expenses. There can be no assurance that the Company will be able to complete all planned development activities within the anticipated timeframe or budget. The following table sets forth the Company's intended allocation of the gross proceeds: Regulatory & Permitting: $150,000 (13.6%) Property Development & Construction: $700,000 (63.6%) Marketing & Business Development: $150,000 (13.6%) Contingency Reserve: $100,000 (9.2%) Total Gross Proceeds: $1,100,000 (100%) Description of Use: Regulatory & Permitting: Funds allocated for obtaining a Conditional Use Permit (CUP) from the Fredon Township Land Use Board, securing environmental clearances from the New Jersey Department of Environmental Protection (NJDEP), conducting site inspections, compliance certifications, environmental assessments, and legal consulting fees related to land use and municipal approvals. Property Development & Construction: Funds allocated for site preparation, structural rehabilitation of the historic lodge, interior build-out of guest suites, installation of high-capacity commercial septic and water systems, utility upgrades, and general contractor labor and materials. Marketing & Business Development: Funds allocated for the development of the Company's digital presence, including website design and booking engine integration, social media marketing campaigns, public relations efforts, and partnership development within the wellness and tourism sectors. Contingency Reserve: Funds reserved for unforeseen expenses, including construction cost overruns due to inflation or latent structural defects, delays in the permitting process, or unexpected changes in regulatory or environmental requirements. The Company's management maintains broad discretion over the actual application of the proceeds. If the Company raises less than the maximum offering amount, it intends to prioritize Regulatory & Permitting and Property Development to ensure the core asset reaches a functional state. Item 7 - Dilution 1. Background Prior to this offering, the Company has been funded primarily through founder capital contributions, including the contribution of the real property located at 340 Route 94, Fredon Township, New Jersey. As a result, the net tangible book value per share prior to the offering reflects the historical cost of these contributions and the Company's early-stage development status. 2. Net Tangible Book Value (Pre-Offering) As of April 23, 2026, the Company's net tangible book value was $957,283.68, consisting of $20,380.68 in cash and $936,903.00 in real property, less liabilities. The real property was acquired by the Company using capital contributions from the Company's founder and is recorded at its historical purchase cost in accordance with U.S. GAAP. The property is owned free and clear of any mortgage, lien, or other encumbrance. To align the capital structure with this offering, the Company has authorized the issuance of 9,000,000 shares of Class A Common Stock to the founder in exchange for the capital contributions previously made to the Company. On a per-share basis, the pre-offering net tangible book value is approximately $0.1064. 3. Assumed Offering Scenario Assuming the sale of the maximum 11,000,000 shares offered in this Regulation A offering at $0.10 per share, the Company's total capitalization and net tangible book value will be materially adjusted by the influx of new capital. 4. Dilution to New Investors Investors in this offering will pay $0.10 per share. Based on the pre-offering net tangible book value of $0.1064, new investors will not experience immediate dilution; instead, assuming the maximum offering is sold, the post-offering net tangible book value per share will be approximately $0.1029. This represents an immediate decrease in net tangible book value of $0.0035 per share to the founder and an immediate increase of $0.0029 per share to new investors. 5. Post-Offering Capitalization Following the completion of the maximum offering, the total number of shares outstanding will be 20,000,000. New investors will own 55% of the Company, and the existing shareholder will own 45% of the Company. Dilution Comparison Table Public Offering Price per share: $0.1000 Net Tangible Book Value per share before offering: $0.1064 Net Tangible Book Value per share after offering: $0.1029 Increase per share to new investors: $0.0029 Item 8 - Description of Business 1. Overview and Mission Lakeside Serenity Resorts Inc. (the "Company") was incorporated on May 21, 2025, in the State of New Jersey. The Company is a development-stage hospitality and real estate redevelopment company focused on the planned transformation of a historic property located at 340 Route 94, Fredon Township, New Jersey 07860, into a premium wellness-oriented resort. The Company has not generated revenue since inception and has limited operating history. Activities to date have been limited to property acquisition, preliminary site planning, corporate formation, and the preparation of this Regulation A offering. The Company's mission is to provide a serene, high-end retreat experience for guests seeking wellness and nature-based recreation within the New York City metropolitan periphery. 2. Property and Site The Company's primary asset is a 5.5-acre lakefront property in Fredon Township, Sussex County, New Jersey. The site currently features a historic main lodge and auxiliary structures. The Company's development plan involves the structural rehabilitation and interior renovation of these buildings to meet luxury hospitality standards. No construction has commenced, and no building permits for redevelopment have been finalized as of the date of this Offering Circular. Development is subject to the acquisition of a Conditional Use Permit (CUP) and environmental clearances from the New Jersey Department of Environmental Protection (NJDEP). The property is recorded in the Company's financial statements at historical cost in accordance with U.S. GAAP, based on the value of the founder's capital contribution at the time of formation. 3. Planned Business Operations Upon obtaining sufficient financing and necessary permits, the Company intends to operate a boutique resort consisting of: Accommodations: Approximately 15 luxury guest suites within the renovated lodge. Wellness Facilities: Dedicated spaces for yoga, meditation, and holistic health activities. Dining: An on-site farm-to-table culinary operation serving guests and event participants. All planned operations are conceptual and remain subject to change based on municipal regulatory requirements, available capital, and evolving market conditions. 4. Revenue Model (Planned) The Company currently has no revenue-generating operations. Upon completion of development, the Company anticipates the following potential revenue streams: Lodging: Nightly and seasonal room rentals for individual travelers and wellness retreat participants. Food and Beverage: Revenue from on-site dining, curated seasonal menus, and private event catering. Wellness Programming: Fees for yoga classes, meditation workshops, and guided nature experiences. Group Events: Hosting corporate retreats, private workshops, and small-scale curated events. 5. Market and Industry The Company operates within the hospitality and wellness tourism sector. This industry is highly competitive, featuring established regional resorts as well as boutique short-term rental properties. The Company faces significant competition from operators with established brand recognition and greater financial and marketing resources. 6. Operations and Staffing The Company currently operates with minimal administrative staffing appropriate for a development-stage entity. Management handles all strategic planning and regulatory compliance. Upon the commencement of resort operations, the Company expects to hire a professional workforce across several key functions, including: Hospitality & Guest Services: Front desk, housekeeping, and concierge personnel. Maintenance: Facilities management and groundskeeping for the 5.5-acre estate. Culinary: Chefs and service staff for the planned dining operations. Administrative: On-site accounting, human resources, and marketing support. 7. Marketing Strategy If operations commence, the Company intends to utilize a targeted marketing strategy to reach high-income travelers in the New York City metropolitan area. Key components include: Digital Presence: A proprietary website featuring high-resolution media and direct-booking capabilities. Social Media: Leveraging platforms such as Instagram and Facebook to build brand awareness. Third-Party Platforms: Partnering with premium booking engines (e.g., Airbnb Luxe, Booking.com) to capture existing market demand. 8. Intellectual Property and Brand The Company considers its brand name, "Lakeside Serenity Resorts," and related visual identity important to its overall business strategy. The Company may seek formal trademark protection with the United States Patent and Trademark Office (USPTO). Currently, the Company relies on common law protections and confidentiality agreements to safeguard its internal operational plans and proprietary business methods. 9. Risk and Development Status Lakeside Serenity Resorts Inc. is in an early development stage. The success of the business plan is highly dependent on the successful closing of this Regulation A offering, obtaining all required municipal zoning and state environmental approvals, and the timely completion of construction within the projected budget. There is no assurance that the Company will successfully develop the property or ever commence revenue-generating operations. Item 9 - Security Ownership of Management and Certain Securityholders 1. Pre-Offering Ownership The following table sets forth the beneficial ownership of the Company's Class A Common Stock as of the date of this Offering Circular. This ownership reflects the capital restructuring of the Company to align with the current offering price and the valuation of contributed assets. Xiaowei Jin, CEO & Director: 9,000,000 shares, 100% Tianwen Hu, Founder & Director: 0 shares, 0% All Directors and Officers as a Group (2 persons): 9,000,000 shares, 100% 2. Capital Structure As of the date of this Offering Circular: Authorized Shares: 20,000,000 shares of Class A Common Stock. Issued and Outstanding Shares: 9,000,000 shares. Par Value: $0.0001 per share (or as specified in the Articles of Incorporation). Authorized but unissued shares do not carry voting or economic rights unless and until issued by the Board of Directors. 3. Post-Offering Ownership Assuming the sale of the maximum 11,000,000 shares offered in this Regulation A offering, the Company's ownership structure will be as follows: Xiaowei Jin: 9,000,000 shares, 45.0% Public Investors: 11,000,000 shares, 55.0% Total Outstanding: 20,000,000 shares, 100% The final ownership percentages will depend on the actual number of shares sold and the Company's final capitalization at the close of the offering. 4. Control Position Following the completion of the offering, the founder, Xiaowei Jin, is expected to remain the largest individual shareholder and will retain significant influence over the Company's management and affairs, including the election of directors and approval of significant corporate transactions. If less than the maximum number of shares is sold, the founder's percentage of ownership and control will be higher than the 45.0% shown above. Investors in this offering will own a collective majority of the Company only if the maximum offering is achieved. Item 10 - Securities Being Offered 1. General Description of the Securities The Company is offering up to 11,000,000 shares of Class A Common Stock (the "Shares") pursuant to this Regulation A offering at an offering price of $0.10 per share. The Shares represent equity interests in Lakeside Serenity Resorts Inc. and will rank pari passu (equally) with all other issued and outstanding shares of Class A Common Stock regarding all distributions, voting, and liquidation rights. 2. Voting Rights Each share of Class A Common Stock is entitled to one (1) vote on all matters submitted to a vote of shareholders, including the election of directors. Shareholders do not have cumulative voting rights. There are no superior voting rights, special classes of stock, or dual-class structures currently authorized. 3. Dividend Rights Holders of Class A Common Stock are entitled to receive dividends if, as, and when declared by the Board of Directors out of funds legally available therefor. The Company currently has no plan to pay cash dividends in the foreseeable future and expects that any future earnings will be reinvested into operations, project development, and debt service (if any). 4. Liquidation Rights In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of Class A Common Stock will be entitled to receive their pro rata share of all assets remaining after the payment of all Company liabilities and any preferential payments required for future classes of preferred stock (though none are currently authorized). 5. Transferability and Restrictions The Shares are subject to applicable federal and state securities laws. While these shares are being offered pursuant to Regulation A, there is currently no public market for the Shares. Investors should be aware that they may be unable to liquidate their investment in a timely manner. Any transfers must comply with the Company's Bylaws and applicable "Blue Sky" state securities laws. 6. No Preemptive or Redemption Rights Holders of Class A Common Stock do not have preemptive rights to subscribe to future issuances of securities, nor do the Shares carry any redemption or sinking fund provisions. The Board of Directors may, without shareholder approval, authorize the issuance of additional shares of Common Stock or future classes of Preferred Stock, which could dilute the ownership and voting power of existing shareholders. 7. Risk Considerations An investment in the Shares involves a high degree of risk, including the possible loss of the entire investment. The Shares are highly speculative and should only be purchased by investors who can bear the economic risk of a total loss. See "Item 3 - Risk Factors" for further detail. Item 11 - Management's Discussion and Analysis of Financial Condition and Results of Operations 1. Overview Lakeside Serenity Resorts Inc. is a development-stage hospitality and real estate redevelopment company incorporated in the State of New Jersey on May 21, 2025. The Company's primary asset is a 5.5-acre property located at 340 Route 94, Fredon Township, New Jersey. To date, the Company's activities have been limited to corporate formation, property acquisition, preliminary site planning, and preparation for this Regulation A offering. The Company has not yet commenced resort operations or renovation activities. 2. Results of Operations The Company has not generated any revenue since inception. Operating expenses from inception (May 21, 2025) through April 23, 2026, were approximately $3,600, consisting primarily of incorporation costs, administrative fees, legal preparation for securities filings, and basic property-related maintenance. The Company expects operating expenses to increase significantly as it advances into permitting, engineering, and construction phases of development. 3. Liquidity and Capital Resources As of April 23, 2026, the Company had approximately $20,380.68 in cash and cash equivalents, primarily contributed by the founder. The Company's current monthly operating expenses are approximately $1,500, primarily consisting of property taxes, insurance, and administrative costs. The Company estimates that a minimum of approximately $300,000 in additional capital will be required to initiate Phase I development activities, including zoning applications, environmental studies, and initial site preparation. There is no assurance that additional financing, including the proceeds of this offering, will be available on acceptable terms or at all. 4. Plan of Operations (Next 12 Months) The Company's Phase I development plan is intended to establish initial operational readiness of the property, including regulatory approvals, essential site preparation, and partial renovation of existing structures sufficient to support limited hospitality operations. The scope and timing of Phase I are dependent on the availability of capital, the pace of permitting approvals, and construction conditions. If the Company raises less than the maximum offering amount, it may scale or sequence Phase I activities to prioritize permitting, structural stabilization, and core infrastructure necessary for initial operations. There can be no assurance that Phase I will be completed within the anticipated timeframe or budget. If adequate funding is obtained through this offering, the Company intends to execute the following milestones over the next 12 months: Zoning & Entitlements: Submit and pursue a Conditional Use Permit (CUP) and related approvals from the Fredon Township Land Use Board. Environmental & Engineering: Conduct soil percolation testing, wetlands identification, and New Jersey Department of Environmental Protection (NJDEP) review processes. Pre-Construction: Finalize architectural design and structural engineering plans for renovation of the existing lodge. Site Preparation: Begin initial site clearing and structural stabilization of existing improvements. The timing of these activities is highly dependent on the availability of capital and the duration of municipal and environmental approval processes. 5. Capital Expenditures Phase I redevelopment, including renovation of the main lodge and initial infrastructure upgrades, is expected to require approximately $500,000 in capital expenditures. All development activities are contingent upon financing availability. The Company currently has no debt obligations, mortgages, or committed credit facilities. 6. Critical Accounting Policies Real Estate Assets: Recorded at historical cost based on founder-contributed value at formation. No fair market revaluation is performed. Impairment: Long-lived assets are reviewed for impairment when indicators suggest carrying value may not be recoverable. Revenue Recognition: Revenue will be recognized when services are rendered and collectibility is reasonably assured. 7. Going Concern Considerations The Company's financial statements have been prepared on a going concern basis. As a development-stage entity with no revenue and significant reliance on external financing, there is substantial doubt regarding the Company's ability to continue operations without successful completion of this offering. If financing is not obtained, the Company may delay, scale back, or discontinue planned development activities. Item 12 - Executive Compensation 1. Summary Compensation Table The following table sets forth the compensation paid to the Company's executive officers for the fiscal year ended December 31, 2025, and through the date of this Offering Circular. Xiaowei Jin - Chief Executive Officer and Director Ms. Xiaowei Jin serves as Chief Executive Officer and Director of the Company and is the Company's principal executive officer. She is responsible for the Company's overall strategy and management. Ms. Jin, age 49, is based in New York and has over ten years of experience in the furniture retail industry. She is the manager of SoHo Furniture, a furniture retail business operating two retail locations in New York City. Since the Company's formation in May 2025, Ms. Jin has led Lakeside Serenity Resorts Inc.'s development strategy and coordinated its real estate redevelopment project in Fredon Township, New Jersey. Tianwen Hu - Chief Financial Officer, Founder and Director Mr. Tianwen Hu serves as Chief Financial Officer, Founder, and Director of the Company and is the Company's principal financial officer. He is responsible for the Company's financial management and reporting. Mr. Hu, age 46, is based in New York and has over ten years of experience in the furniture retail industry. He is the owner and manager of SoHo Furniture, a furniture retail business operating two retail locations in New York City. Since the Company's formation in May 2025, Mr. Hu has supported the Company's financial planning and administrative coordination related to its real estate development project in Fredon Township, New Jersey. Xiaowei Jin, CEO: Salary $0, Bonus $0, Equity Awards None, Total Compensation $0 Tianwen Hu, CFO: Salary $0, Bonus $0, Equity Awards None, Total Compensation $0 2. Cash Compensation Since inception on May 21, 2025, no cash compensation, including salaries, fees, or commissions, has been paid to the Company's executive officers. The Company does not currently have a formal salary structure. Future cash compensation may be implemented only upon the successful commencement of revenue-generating resort operations or the achievement of significant funding milestones, subject to the review and approval of the Board of Directors. 3. Equity Compensation To date, no stock options, restricted stock units, or other equity-based awards have been granted to any executive officer or director. While the Company may adopt an equity incentive plan in the future to align management interests with those of the shareholders, no such plan has been drafted or approved as of the date of this Offering Circular. 4. Bonus and Profit Sharing The Company does not currently maintain a bonus program, profit-sharing plan, or any other incentive-based compensation arrangement. 5. Employment Agreements and Termination Benefits There are no formal employment agreements, change-of-control agreements, or severance arrangements currently in place with any executive officer. Management services are currently provided on an "at-will" basis as the Company focuses its available liquidity on project development and regulatory compliance. 6. Compensation Philosophy and Future Intent The Company's current compensation philosophy is to prioritize the conservation of cash and the allocation of all available capital toward the physical development of the Fredon Township property. As the Company transitions from the development stage to the operational stage, the Board of Directors intends to establish a compensation committee to develop a competitive executive compensation package designed to attract and retain experienced hospitality management talent. Any such future compensation will be disclosed in subsequent filings as required by Regulation A. Item 13 - Other Expenses of Issuance and Distribution The following table sets forth the estimated expenses to be borne by the Company in connection with the issuance and distribution of the securities being offered. All amounts are estimates based on the maximum offering amount of $1,100,000. SEC Filing Fees: $200 Legal Fees and Expenses: $15,000 Accounting and Audit Fees: $10,000 Blue Sky Compliance Fees & Expenses: $5,000 Printing and Marketing Materials: $2,500 Transfer Agent Fees: $1,500 Miscellaneous Offering Expenses: $1,300 Total Estimated Offering Expenses: $35,500 1. Responsibility for Expenses The Company is responsible for all costs associated with this offering. These expenses will be paid from the Company's existing working capital or from the gross proceeds of the offering. The "Net Proceeds" available for development (as described in Item 6) will be the total amount raised minus these issuance and distribution costs. 2. Legal and Accounting Fees Legal fees include the preparation of this Offering Circular, corporate authorizations, and compliance with federal securities laws. Accounting fees relate to the preparation and review of the financial statements included in Item 14. 3. Blue Sky Compliance The Company intends to offer and sell the Shares in a limited number of states. The estimated Blue Sky fees include state-level filing fees (such as the NASAA EFD system) and legal costs associated with ensuring exemptions or registrations in those specific jurisdictions, including the Company's home state of New Jersey. 4. Transfer Agent Fees The Company intends to engage a registered transfer agent to manage the issuance of shares, maintain the shareholder register, and facilitate any future transfers of the Class A Common Stock. 5. No Underwriting Commissions This offering is being conducted on a "best efforts" basis by the Company's management. No underwriters, brokers, or dealers have been engaged to sell the securities. Accordingly, the Company will not pay any underwriting discounts, commissions, or finder's fees in connection with this offering. If the Company engages a broker-dealer in the future, it will file a post-qualification amendment to this Offering Circular. Item 14. Financial Statements LAKESIDE SERENITY RESORTS INC. Financial Statements (Unaudited) For the period from inception (May 21, 2025) to April 23, 2026 The accompanying financial statements of Lakeside Serenity Resorts Inc. have been prepared by management in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP). These statements are unaudited and have not been reviewed by an independent registered public accounting firm. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. 1. Balance Sheet (As of April 23, 2026) ASSETS Current Assets: Cash and Cash Equivalents: $20,380.68 Total Current Assets: $20,380.68 Fixed Assets: Land and Buildings (at historical cost): $936,903.00 Total Assets: $957,283.68 LIABILITIES AND STOCKHOLDERS' EQUITY Liabilities: Accounts Payable and Accrued Liabilities: $0.00 Total Liabilities: $0.00 Stockholders' Equity: Common Stock ($0.0001 par, 9,000,000 shares issued): $900.00 Additional Paid-In Capital: $959,983.68 Accumulated Deficit: ($3,600.00) Total Stockholders' Equity: $957,283.68 Total Liabilities and Stockholders' Equity: $957,283.68 2. Statement of Operations (May 21, 2025 to April 23, 2026) Revenue: $0.00 Operating Expenses: General and Administrative Expenses: $3,600.00 Total Operating Expenses: $3,600.00 Net Loss: ($3,600.00) 3. Statement of Cash Flows (May 21, 2025 to April 23, 2026) CASH FLOWS FROM OPERATING ACTIVITIES Net Loss: ($3,600.00) Net Cash Used in Operating Activities: ($3,600.00) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from Capital Contributions: $23,980.68 Net Cash Provided by Financing Activities: $23,980.68 Net Increase in Cash: $20,380.68 Cash at Beginning of Period: $0.00 Cash at End of Period: $20,380.68 4. Notes to Financial Statements Note A - Organization and Nature of Operations Lakeside Serenity Resorts Inc. (the "Company") was incorporated on May 21, 2025, in the State of New Jersey. The Company is a development-stage entity formed to acquire and transform a 5.5-acre property in Fredon Township, NJ, into a wellness resort. To date, the Company has generated no revenue and its activities have been limited to property acquisition and organizational planning. Note B - Summary of Significant Accounting Policies Basis of Presentation: The financial statements are prepared on the accrual basis of accounting. Fixed Assets: Land and buildings are recorded at the historical cost basis at the time of contribution. No depreciation has been recorded yet as the assets are not yet placed in service. Use of Estimates: Management uses estimates and assumptions that affect reported amounts. Actual results could differ. Note C - Stockholders' Equity The Company has authorized 20,000,000 shares of Class A Common Stock. As of April 23, 2026, 9,000,000 shares were issued and outstanding, held entirely by the Company's founder. Note D - Going Concern The Company's ability to continue as a going concern is dependent upon its ability to raise additional capital through this Regulation A offering to fund its development plan. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. PART III - EXHIBITS The following exhibits are filed as part of this Offering Statement: Exhibit 2.a: Articles of Incorporation (Incorporated by reference to the Company's filing with the State of New Jersey on May 21, 2025) Exhibit 2.b: By-Laws (Adopted as of May 21, 2025) Exhibit 4.1: Subscription Agreement (The form of agreement to be used by investors to purchase the Class A Common Stock) SIGNATURES Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Fredon, State of New Jersey, on April 23, 2026. LAKESIDE SERENITY RESORTS INC. By: /s/ Xiaowei Jin Xiaowei Jin Chief Executive Officer and Director (Principal Executive Officer) By: /s/ Tianwen Hu Tianwen Hu Chief Financial Officer and Director (Principal Financial and Accounting Officer)